Exhibit 99.1

WABCO Reports Q2 2009 Results, Delivers Outstanding Cash Flow Despite

Continued Severe Slump in Industry; Updates 2009 Operating Framework

•	Q2 2009 sales of $316 million, down 59 percent from prior year and down 53 percent in local currencies due to the continued severe slump in the global commercial vehicle industry

•	Q2 2009 EBIT loss of $15.3 million, down from $85.0 million of EBIT a year ago; EBIT loss of $1.6 million on a performance basis, down from $93.7 million of EBIT a year ago

•

Continued significant progress in streamlining of organization by eliminating nearly 1,500 positions year-to-date; notified works councils that the company intends to terminate 300 additional positions in Germany

•	Generated $61.1 million in net cash from operating activities and $43.4 million of free cash flow, an outstanding achievement

•	Significant strategic achievements, including taking control of WABCO-TVS in India, the well-anchored leader in its market

•	Full year 2009 operating framework updated to include estimated decline in sales of 35 to 40 percent in local currencies

BRUSSELS, Belgium, July 30, 2009 – WABCO Holdings Inc. (NYSE: WBC), a global technology leader and tier-one supplier to the commercial vehicle industry, today reported that Q2 2009 sales totaled $316 million, down 59 percent from prior year and down 53 percent in local currencies due to the unprecedented continued severe slump in global demand for new commercial vehicles.

“As emerging markets such as China, Brazil and India are expanding their share of WABCO’s total revenue, our strategy of investing in global expansion is proving to be increasingly powerful. As of Q2 2009, our second largest customer worldwide is China National Heavy Truck Corporation (CNHTC), the largest producer of heavy duty trucks in China,” said Jacques Esculier, WABCO Chairman and Chief Executive Officer. “On June 3, 2009, we took majority control of WABCO-TVS in India, the leader in its market, further strengthening WABCO’s capabilities to connect with and grow in the world’s emerging markets.”

“Emerging markets have been hit less hard by the industry’s current downturn and are likely faster to recover, further powering WABCO’s future growth. The European market suffers from both depressed demand for new commercial vehicles as well as a decline of around 15 percent in production due to inventory sell-off by original equipment manufacturers. Market conditions in the United States are weak but we expect these conditions to recover soon on a growth path,” said Esculier.

WABCO reported a Q2 2009 gross profit margin of 21.4 percent versus 27.5 percent a year ago. Excluding separation and streamlining costs, performance gross profit margin was 22.6 percent versus 27.5 percent a year ago.

WABCO reported a Q2 2009 operating loss of $7.6 million versus operating income of $84.4 million a year ago. Performance operating income was a loss of $5.5 million, down from operating income of $93.2 million in prior year.

WABCO reported Q2 2009 Earnings Before Interest and Taxes (EBIT) at a loss of $15.3 million, down from $85.0 million of income a year ago. Performance EBIT loss was $1.6 million, down from $93.7 million of income a year ago.

“Even as the global commercial vehicle industry is facing its worst downturn in history, and despite the company’s sales decline of 53 percent in local currencies versus a year ago, WABCO almost reached break-even at the operational level in Q2 2009, showing our powerful ability to perform,” said Esculier. “Our achievements in Q2 2009 demonstrate that WABCO continues to move quickly to mitigate adverse market conditions while also making outstanding progress on our strategy of excellence in execution, global expansion and technology leadership.”

“In Q2 2009, we achieved cost savings of $33 million in operating expenses, resulting in a reduction of approximately 25 percent year on year. Our WABCO Operating System also delivered $10.9 million of materials and conversion productivity, with materials productivity representing 5.4 percent of total materials cost and close to a record level, despite an unusually severe sourcing environment. As another mark of excellence in execution, in Q2 2009, we achieved zero defective parts-per-million on a greater number of production lines than ever before, which contributed to an overall improvement in quality,” said Esculier.

On a U.S. GAAP basis, Q2 2009 reported a net loss of $17.4 million or $0.27 per diluted share versus net income of $67.0 million or $1.00 per diluted share a year ago. Excluding separation and streamlining costs, the one-time impact from the Indian joint venture transactions, and discrete and other one-time tax items, Q2 2009 resulted in a performance net loss of $4.7 million or $0.07 per diluted share versus performance net income of $75.5 million or $1.13 per diluted share a year ago.

WABCO generated $61.1 million in net cash from operating activities in Q2 2009 and $43.4 million of free cash flow.

“After three consecutive quarters in deeply depressed market conditions, we continue to generate strong operating cash flow, with $61.1 million in Q2 2009, further indicating WABCO’s ability to execute efficiently and with maximum flexibility as we tightly manage working capital by reducing inventories and improving accounts receivable, among other measures,” said Esculier.

“Despite the current global economic slump, WABCO continues to make outstanding strategic achievements, which we highlight as examples of our passion to rise to new challenges,” said Esculier.

Recent Highlights

On July 15, 2009, WABCO announced that its new ESCsmart™ system is now approved for use in all 27 countries in the European Union and in 20 other countries worldwide where electronic stability control (ESC) for commercial vehicles is applied in accordance with the United Nations Economic Commission for Europe’s Regulation 13 for braking. WABCO’s ESCsmart system is the industry’s most efficient method to certify ESC for trucks and buses. It is the industry’s first technology that uses computational simulation to homologate ESC systems, avoiding the traditional approach to ESC homologation, which requires original equipment manufacturers to physically test all variants of vehicles. It substantially increases flexibility and saves significant time and labor for truck and bus makers.

On July 7, 2009, WABCO announced that the company was awarded a major contract to supply anti-lock braking systems (ABS) to KAMAZ, the largest manufacturer of commercial vehicles in the Russian Federation. In addition, KAMAZ has contracted WABCO to supply air disc brakes and actuators for their commercial vehicles.

WABCO disclosed in June 2009 that a new report by The Smart Cube, a global independent research firm, has identified WABCO as one of the five strongest and most financially stable companies in the U.S. automotive parts industry. Facing its most difficult operating environment in history, the automotive parts industry provides an opportunity for a few suppliers to emerge leaner, stronger, more financially stable and more competitive than ever before, according to The Smart Cube’s analysis of financial metrics of 98 companies that are domiciled and publicly listed in the United States.

On June 3, 2009, WABCO reported that the company executed its previously announced plan to take majority control of award-winning WABCO-TVS (India) Ltd.

On May 22, 2009, WABCO’s factory in Qingdao, China, was awarded “Enterprise of the Year 2008” for its outstanding contribution to economic development by the Qingdao Municipal Government, further strengthening WABCO’s reputation as a brand of reference in China.

WABCO announced in Q2 2009 that the company has been awarded a contract by a major original equipment manufacturer in Europe to supply EcoSmart™ systems to equip their heavy duty truck engines for series production starting in 2011. WABCO’s EcoSmart system is a breakthrough in air compression technology for trucks and buses that substantially improves fuel efficiency and reduces emissions. The EcoSmart clutch compressor optimally disengages a truck or bus compressor from the engine when the vehicle’s air system reaches full pressure.

In Q2 2009, the company’s joint venture in North America, Meritor WABCO, was awarded new business from Crete Carrier, one of North America’s largest trucking companies. Crete Carrier placed orders for 2,000 trucks equipped with SmartTrac™ stability control systems and OnGuard™ collision mitigation systems for delivery in 2009. Crete Carrier had purchased 390 OnGuard units in 2008 and reportable accidents significantly decreased compared with vehicles operating without such units. OnGuard is the only collision mitigation system available in North America.

As of Q2 2009, the Meritor WABCO PAN 22 Air Disc Brake is available for trailers through Hendrickson, the leader in North America for trailer suspensions. Combining best-in-class braking torque output with low weight and long pad life, Meritor WABCO’s PAN 22 Air Disc Brake is expected to become available through other trailer suspension and axle manufacturers in North America.

As reported in Q2 2009, WABCO extended its technology leadership in electronic braking systems (EBS) for trailers by introducing two breakthrough technologies to enhance the performance of EBS on extra long trailers and truck-trailer combinations with two or more trailers. WABCO’s new Controller Area Network (CAN) Repeater and Router are the industry’s first application of high-speed data transmission using CAN in-vehicle communications to improve braking performance of trailers.

Also in Q2 2009, WABCO announced several breakthrough features in its Intelligent Trailer Program, further enhancing electronic braking and air suspension functionalities through new OptiLoad™, OptiTurn™, Tilt Alert™ and Bounce Control™, all of which increase vehicle performance while enabling safer operation, more efficient loading and unloading, and more cost efficient maintenance.

Full Year 2009 Operating Framework

Due to continued uncertainties associated with market forecasts for commercial vehicles, WABCO is presently not providing full year 2009 earnings guidance. Based on market developments, the company has updated its operating framework for 2009 to include an estimated decline in 2009 sales of 35 to 40 percent in local currencies, resulting in a full year reported operating margin of negative 3.2 percent or better, including streamlining and separation related costs, and a positive operating margin on a performance basis. The company also expects to generate strongly positive free cash flow, excluding streamlining and separation related costs.

WABCO has also notified works councils that the company intends to terminate 300 additional positions in Germany.

“WABCO continues to anticipate and mitigate adverse market conditions without compromising our commitment to excellence in execution, global expansion and technology leadership,” said Esculier. “We anticipated this economic crisis nearly a year ago, and now more than ever, we feel confident about adapting and executing what is necessary in the short term while preserving and powering the global capabilities and growth potential of WABCO.”

Conference Call

WABCO Chairman and CEO Jacques Esculier and Vice President and Controller Todd Weinblatt will discuss WABCO’s results and outlook on a conference call at 9 a.m. Eastern Time today. It will be webcast at www.wabco-auto.com/investor-relations where the press release and financial information will be available under “WABCO Q2 2009 Results.”

The call is also accessible by telephone in listen only mode. Dial-in number is +1 719 457 2732 and U.S. toll-free dial-in number is 888 337 8168.

A replay of the call will be available from 12:00 Noon Eastern Time on July 30 until midnight August 5, 2009. Replay dial-in number is +1 719 457 0820 and U.S. toll-free dial-in number is 888 203 1112. Pass code is 8504255.

About WABCO

WABCO Vehicle Control Systems (NYSE: WBC) is a leading supplier of safety and control systems for commercial vehicles. For over 140 years, WABCO has pioneered breakthrough electronic, mechanical and mechatronic technologies for braking, stability, and transmission automation systems supplied to the world’s leading commercial truck, trailer, and bus manufacturers. With sales of $2.6 billion in 2008, WABCO is headquartered in Brussels, Belgium. For more information, visit www.wabco-auto.com

Forward-Looking Statements

Comments in this document contain certain forward-looking statements, which are based on management’s good faith expectations and beliefs concerning future developments. Actual results may differ materially from these expectations as a result of many factors. These factors include, but are not limited to, the risks and uncertainties described in the “Risk Factors” section and the “Forward Looking Statements” section of WABCO’s Form 10-K, as well as in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations - Information Concerning Forward Looking Statements” section of WABCO’s Form 10-Q Quarterly Reports. WABCO does not undertake any obligation to update such forward-looking statements. All market and industry data are based on Company estimates.

Non-GAAP Financial Measures

To facilitate the understanding of Q2 2009 results, several tables follow this news release. EBIT and sales excluding the effects of foreign exchange are non-GAAP financial measures. Additionally, operating income, operating income margin, EBIT, net income and net income per diluted share on a “performance basis” are non-GAAP financial measures that exclude separation and streamlining costs, one-time impact from the Indian joint venture transactions, and discrete and other one-time tax items, as applicable. Lastly, free cash flow presents our net cash provided by operating activities less net cash used for purchases of property, plant, equipment, and computer software. These measures should be considered in addition to, not as a substitute for, GAAP measures. Management believes that presenting these non-GAAP measures is useful to shareholders because it enhances their understanding of how management assesses the operating performance of the Company’s business. Certain non-GAAP measures may be used, in part, to determine incentive compensation for current employees.

Attachment

•	Consolidated Statements of Income

•	Condensed Consolidated Balance Sheet

•	Consolidated Statement of Cash Flows

•	Reconciliation of Net Income to Performance Net Income and Performance Net Income per Diluted Common Share

•	Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow

•	Q2 2009 Data Supplement Sheet

•	Six Months Ended June 2009 Data Supplement Sheet

•	Reconciliation of Operating Income Margin to Performance Operating Income Margin for Full Year 2009 Operating Framework

Media, investors and financial analysts contact

Mike Thompson, +32 2 663 9854, mike.thompson@wabco-auto.com

Jason Campbell, +1 732 369 7477, jason.campbell@wabco-auto.com

WABCO HOLDINGS INC.

Consolidated Statements of Income

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
(Amounts in millions, except share data)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Sales	$316.0	$772.9	$649.9	$1,478.3
Cost of sales	248.5	560.6	524.2	1,070.0

Gross profit	67.5	212.3	125.7	408.3
Cost and expenses:
Selling and administrative expenses	61.0	97.9	130.0	180.9
Product engineering expenses	20.1	27.2	37.9	51.5
Other operating (income)/expense, net	(6.0)	2.8	(4.6)	7.9

Operating (loss)/income	(7.6)	84.4	(37.6)	168.0

Equity income of unconsolidated joint ventures	(5.3)	(2.5)	(0.5)	(3.1)
Other non-operating expense, net	0.5	1.3	1.4	2.7
Fair value adjustment of the noncontrolling interest prior to taking control	12.1	—	12.1	—
Interest income, net	(0.3)	(0.4)	(0.7)	(1.0)

(Loss)/income before income taxes	(14.6)	86.0	(49.9)	169.4

Income taxes	2.4	18.4	3.0	39.4

Net (loss)/income including noncontrolling interest	(17.0)	67.6	(52.9)	130.0

Less: Net income attributable to noncontrolling interest	0.4	0.6	0.8	1.7

Net (loss)/income	$(17.4)	$67.0	$(53.7)	$128.3

Net (loss)/income per common share
Basic	$(0.27)	$1.02	$(0.84)	$1.94

Diluted	$(0.27)	$1.00	$(0.84)	$1.91

Common shares outstanding
Basic	64,003,281	65,551,460	63,993,159	66,003,846

Diluted	64,003,281	66,683,775	63,993,159	67,051,329

WABCO HOLDINGS INC.

Condensed Consolidated Balance Sheet

	June 30, 2009	December 31, 2008
(Amounts in millions)	(Unaudited)	(Audited)
ASSETS
Current assets:
Cash and cash equivalents	$372.6	$392.8
Accounts receivable, less allowance for doubtful accounts: $9.5 in 2009; $6.9 in 2008	244.7	313.8
Inventories	149.1	162.7
Tax receivable	—	20.0
Future income tax benefits	4.3	4.3
Other current assets	53.2	54.4

Total current assets	823.9	948.0

Facilities, less accumulated depreciation	352.3	315.8
Goodwill	388.8	360.8
Capitalized software costs, net of accumulated amortization: $150.0 in 2009; $145.9 in 2008	24.3	22.7
Long-term future income tax benefits	29.2	29.1
Investments in unconsolidated joint ventures	11.8	74.0
Other assets	40.9	25.6

Total Assets	$1,671.2	$1,776.0

LIABILITIES AND EQUITY
Current liabilities:
Loans payable to banks	$25.6	$76.4
Accounts payable	104.1	108.3
Accrued payroll	75.9	89.8
Current portion of warranties	45.2	54.2
Taxes payable on income	25.0	—
Indemnification liabilities	25.0	25.2
Streamlining liabilities	24.2	15.3
Other accrued liabilities	85.2	59.2

Total current liabilities	410.2	428.4

Long-term debt	155.7	173.6
Post-retirement benefits	316.8	319.9
Deferred tax liabilities	25.3	26.6
Long-term indemnification liabilities	30.7	35.2
Long-term income tax liabilities	73.8	94.1
Other liabilities	67.8	83.3

Total Liabilities	1,080.3	1,161.1

Total Equity	590.9	614.9

Total Liabilities & Equity	$1,671.2	$1,776.0

WABCO HOLDINGS INC.

Consolidated Statement of Cash Flows

(Unaudited)

	Three Months Ended June 30,
(Amounts in millions)	2009	2008
Operating activities:

Net (loss)/income	$(17.4)	$67.0
Adjustments to reconcile net (loss)/income to net cash provided by operating activities:
Depreciation	17.2	18.3
Amortization of capitalized software and other intangibles	6.3	7.2
Fair value adjustment of the noncontrolling interest prior to taking control	12.1	—
Equity in earnings of unconsolidated joint ventures, net of dividends received	(3.4)	(1.7)
Non-cash stock compensation	3.0	2.9
Deferred income taxes	(1.1)	—
Loss/(gain) on disposal of facilities	0.4	(0.8)
Gain on divestitures	0.8	—
Changes in assets and liabilities:
Accounts receivable	41.1	(12.4)
Inventories	21.8	11.7
Accounts payable	(4.6)	8.6
Other accrued liabilities and taxes	(8.4)	(13.8)
Post-retirement benefits	(3.1)	2.5
Other current and long-term assets	1.0	(1.1)
Other long-term liabilities	(4.6)	2.4

Net cash provided by operating activities	61.1	90.8

Investing activities:

Purchases of property, plant and equipment	(13.5)	(16.9)
Investments in capitalized software	(4.2)	(1.9)
(Acquisitions) / divestitures, net	(7.4)	—

Net cash used in investing activities	(25.1)	(18.8)

Financing activities:

Net (repayments)/borrowings of revolving credit facilities	(21.0)	66.0
Net borrowings of short-term debt	9.0	0.3
Purchases of treasury stock	—	(65.8)
Dividend payments	—	(4.6)
Proceeds from exercise of stock options	—	12.8

Net cash used in financing activities:	(12.0)	8.7

Effect of exchange rate changes on cash and cash equivalents	22.5	2.2

Net increase in cash and cash equivalents	46.5	82.9
Cash and cash equivalents at beginning of period	326.1	226.9

Cash and cash equivalents at end of period	$372.6	$309.8

WABCO HOLDINGS Inc.

Consolidated Statements of Income

Reconciliation of Net Income to Performance Net Income and Performance Net Income per Diluted Common Share

(Unaudited)

(Amounts in millions, except per share data)	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
Net (Loss)/Income	$(17.4)	$67.0	$(53.7)	$128.3

Adjustments:
Streamlining cost, net of tax	5.2	5.1	33.1	6.2
Tax items	1.4	0.5	2.2	2.5
Separation costs, net of tax and separation related taxes	(4.3)	2.9	(2.0)	8.8
Impact from India JV Transaction, net of tax	10.4	—	10.4	—

Performance Net (Loss)/Income	$(4.7)	$75.5	$(10.0)	$145.8

Performance Net (Loss)/Income per Diluted Common Share	$(0.07)	$1.13	$(0.16)	$2.17

Common Shares Outstanding - Diluted	64.0	66.7	64.0	67.1

Note: The presentation of performance net income and performance net income per diluted common share is not in conformity with generally accepted accounting principles (GAAP). These measures may not be comparable to similar measures of other companies as not all companies calculate these measures in the same manner.

WABCO HOLDINGS INC.

Reconciliation of Net Cash Provided

By Operating Activities to Free Cash Flow

(Unaudited)

(Amounts in millions)	Three Months Ended June 30,
	2009	2008
Net Cash Provided by Operating Activities	$61.1	$90.8

Deductions or Additions to Reconcile to Free Cash Flow:
Purchases of property, plant, equipment and computer software	(17.7)	(18.8)

Free Cash Flow	$43.4	$72.0

Note: This statement reconciles net cash provided by operating activities to free cash flow. Management uses free cash flow, which is not defined by US GAAP, to measure the Company’s operating performance. Free cash flow is also one of the several measures used to determine incentive compensation for certain employees.

WABCO HOLDINGS INC.

Q2 2009 Data Supplement Sheet

(Unaudited)

	Quarter Ended June 30,
(Amounts in millions)	2009	% of Sales/ Adj Sales	2008	% of Sales/ Adj Sales	% Chg vs. 2008
Sales
Reported	$316.0		$772.9		-59.1%
Foreign exchange translational effects	47.0		—

Adjusted Sales	$363.0		$772.9		-53.0%

Gross Profit
Reported	$67.5	21.4%	$212.3	27.5%	-68.2%
Streamlining costs	3.6		0.3
Separation costs	0.3		0.3

Performance Gross Profit	$71.4	22.6%	$212.9	27.5%	-66.5%

Foreign exchange translational effects	11.0		—

Adjusted Gross Profit	$82.4	22.7%	$212.9	27.5%	-61.3%

Selling, Administrative, Product Engineering Expenses and Other
Reported	$75.1	23.8%	$127.9	16.5%	-41.3%
Streamlining costs	(2.4)		(5.5)
Separation costs	4.2		(2.7)

Performance Selling, Administrative, Product Engineering Expenses and Other	$76.9	24.3%	$119.7	15.5%	-35.8%

Foreign exchange translational effects	10.9		—

Adjusted Selling, Administrative, Product Engineering Expenses and Other	$87.8	24.2%	$119.7	15.5%	-26.6%

Operating (Loss)/Income
Reported	$(7.6)	-2.4%	$84.4	10.9%	-109.0%
Streamlining costs	6.0		5.8
Separation costs	(3.9)		3.0

Performance Operating Income	$(5.5)	-1.7%	93.2	12.1%	-105.9%

Foreign exchange translational effects	0.1		—

Adjusted Operating Income	$(5.4)	-1.5%	$93.2	12.1%	-105.8%

Equity in (Loss)/Income of Unconsolidated Joint Ventures

Reported	5.3		$2.5
Foreign exchange translational effects	0.7		—

Adjusted Equity in (Loss)/Income of Unconsolidated Joint Ventures	$6.0		$2.5

EBIT (Earnings Before Interest and Taxes)

Reported Net (Loss)/Income	$(17.4)		$67.0
Adjust for taxes	2.4		18.4
Adjust for interest income	(0.3)		(0.4)

EBIT	$(15.3)	-4.8%	$85.0	11.0%	-118.0%

Streamlining costs	6.0		5.8
Separation costs	(3.9)		2.9
Impact from India JV transaction	11.6		—

Performance EBIT (Earnings Before Interest and Taxes)	$(1.6)	-0.5%	$93.7	12.1%	-101.7%

Foreign exchange translational effects	0.9		—

Adjusted EBIT (Earnings Before Interest and Taxes)	$(0.7)	-0.2%	$93.7	12.1%	-100.7%

Note: The presentation of the performance measures above are not in conformity with generally accepted accounting principles (GAAP). These measures may not be comparable to similar measures of other companies as not all companies calculate these measures in the same manner.

WABCO HOLDINGS INC.

Six Months Ended June 2009 Data Supplement Sheet

(Unaudited)

	Six Months Ended June 30,
(Amounts in millions)	2009	% of Sales/ Adj Sales	2008	% of Sales/ Adj Sales	% Chg vs. 2008
Sales
Reported	$649.9		$1,478.3		-56.0%
Foreign exchange translation effects	100.6		—

Adjusted Sales	$750.5		$1,478.3		-49.2%

Gross Profit
Reported	$125.7	19.3%	$408.3	27.6%	-69.2%
Streamlining costs	25.1		0.6
Separation costs	0.6		0.6

Performance Gross Profit	$151.4	23.3%	$409.5	27.7%	-63.0%

Foreign exchange translational effects	23.4		—

Adjusted Gross Profit	$174.8	23.3%	$409.5	27.7%

Selling, Administrative, Product Engineering Expenses and Other

Reported	$163.3	25.1%	$240.3	16.3%	-32.0%
Streamlining costs	(11.8)		(6.4)
Separation costs	2.4		(9.0)

Performance Selling, Administrative, Product Engineering Expenses and Other	$153.9	23.7%	$224.9	15.2%	-31.6%

Foreign exchange translational effects	22.5		—

Adjusted Selling, Administrative, Product Engineering Expenses and Other	$176.4	23.5%	$224.9	15.2%	-21.6%

Operating Income
Reported	$(37.6)	-5.8%	$168.0	11.4%	-122.4%
Streamlining costs	36.9		7.0
Separation costs	(1.8)		9.6

Performance Operating Income	$(2.5)	-0.4%	184.6	12.5%	-101.4%

Foreign exchange translational effects	0.9		—

Adjusted Operating Income	$(1.6)	-0.2%	$184.6	12.5%	-100.9%

Equity in Income of Unconsolidated Joint Ventures
Reported	$0.5		$3.1
Foreign exchange translational effects	(0.1)		—

Adjusted Equity in Income of Unconsolidated Joint Ventures	$0.4		$3.1		-87.1%

EBIT (Earnings Before Interest and Taxes)

Reported Net (Loss)/Income	$(53.7)		$128.3
Adjust for taxes	3.0		39.4
Adjust for interest (income)/expense	(0.7)		(1.0)

EBIT	$(51.4)	-7.9%	$166.7	11.3%	-130.8%

Streamlining costs	37.0		7.0
Separation costs	(1.0)		9.5
Impact from India JV transaction	11.6		—

Performance EBIT (Earnings Before Interest and Taxes)	$(3.8)	-0.6%	$183.2	12.4%	-102.1%

Foreign exchange translational effects	0.5		—

Adjusted EBIT (Earnings Before Interest and Taxes)	$(3.3)	-0.4%	$183.2	12.4%	-101.8%

Note: The presentation of the performance measures above are not in conformity with generally accepted accounting principles (GAAP). These measures may not be comparable to similar measures of other companies as not all companies calculate these measures in the same manner.

WABCO HOLDINGS INC.

Reconciliation of Operating Income Margin to Performance Operating Income Margin for

Full Year 2009 Operating Framework

(Unaudited)

	Q1 2009 Twelve Months Ending, December 31, 2009 (1 Euro = 1.3 USD)	Update Twelve Months Ending, December 31, 2009 (1 Euro = 1.36 USD)
Operating Income

Reported Operating Income Margin	(1.5)% - 1.5%	>(3.2)%
Streamlining costs, impact to margin	3.8%	2.9%
Separation costs, impact to margin	0.7%	0.3%

Performance Operating Income Margin	3.0% - 6.0%	>0.0%

Note: The presentation of performance Operating Income Margin is not in conformity with generally accepted accounting principles (GAAP). These measures may not be comparable to similar measures of other companies as not all companies calculate these measures in the same manner.